Exhibit 10.13

Adopted on
September 29, 2000
Amended on January 25, 2002
Restated on March 11, 2005 as a
result of two-for-one stock split
Amended on December 2, 2005
Restated on February 17, 2006
as a result of two-for-one
stock split
Amended on January 26, 2007
Corrected March 30, 2007
Amended December 5, 2008

AETNA INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

SECTION 1.       ESTABLISHMENT OF PLAN; PURPOSE.

The Plan is hereby established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below.  The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

SECTION 2.       DEFINITIONS.

When used in this Plan, the following terms shall have the definitions set forth in this Section:

“Accounts” shall mean an Eligible Director’s Stock Unit Account and Interest Account, as described in Section 9.

“Affiliate” shall mean any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

“Board of Directors” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Committee” shall mean the Nominating and Corporate Governance Committee of the Board of Directors or such other committee of the Board as the Board shall designate from time to time.

“Company” shall mean Aetna U.S. Healthcare Inc., a Pennsylvania corporation.  Following consummation of the transactions contemplated by the Merger Agreement, Aetna U.S. Healthcare Inc. will change its name to Aetna Inc.

“Compensation” shall mean the annual retainer fees earned by an Eligible Director for service as a Director, the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and any fees earned by an Eligible Director for attendance at meetings of the Board of Directors and any of its committees.

“Director” shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

“Disability” shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders a Director unable to carry out his/her duties.

“Effective Date” shall mean the date on which the transactions contemplated by the Merger Agreement are consummated.

“Eligible Director” shall mean a member of the Board of Directors who is not an employee of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean on any date, with respect to a Share, the closing price of a Share as reported by the Consolidated Tape of the New York Stock Exchange Listed Shares on such date, or if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.

“Government Service” shall mean the appointment or election of the Eligible Director to a position with the federal, state or local government or any political subdivision, agency or instrumentality thereof.

“Grant” shall mean a grant of Units under Section 5, Options under Section 7 and Other Stock Based Awards under Section 12.

“Interest Account” shall mean the bookkeeping account established to record the interests of an Eligible Director with respect to deferred Compensation that is not deemed invested in Units.

 “Merger Agreement” shall mean the Agreement and Plan of Restructuring and Merger among ING America Insurance Holdings, Inc., ANB Acquisition Corp., the Former Parent and for limited purposes only, ING Groep N.V., dated as of July 19, 2000.

“Option” shall mean the right granted under Section 7 to purchase the number of shares of Stock specified by the Board of Directors, at a price and for the term fixed by the Board of Directors in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Board of Directors shall impose, which such option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

“Other Stock Based Awards” means any right granted under Section 12.

“Prior Plan” shall mean the Aetna Inc. Non-Employee Director Deferred Stock and Deferred Compensation Plan.

“Retirement” shall mean (i) with respect to Units outstanding on January 26, 2007 and (ii) with respect to Units issued after January 26, 2007, termination of service as a Director on or after age 72.

“Section 409A” shall mean Section 409A of the Code and the regulations issued thereunder, as amended from time to time.

“Shares” shall mean shares of Stock.

“Stock” shall mean the Common Shares, $.01 par value, of the Company.

“Stock Unit Account” shall mean, with respect to an Eligible Director who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Eligible Director’s interest under the Plan related to such Units.

“Subsidiary” shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

“Unit” shall mean a contractual obligation of the Company to deliver a Share or pay cash based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

“Year of Service as a Director” shall mean a period of 12 months of service as a Director, measured from the effective date of a Unit.

SECTION 3.       ADMINISTRATION.

The Plan shall be administered by the Board of Directors. The Board of Directors shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Board of Directors, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Eligible Directors and any person claiming under or through any Eligible Director.

Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board of Directors by the Plan, the Board of Directors shall have full power and authority to: (i) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Units and Options; (ii) determine the terms and conditions of any Option; (iii) interpret and administer the Plan and any instrument or agreement relating to, or Grant made under, the Plan; (iv) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (v) make any other determination and take any other action that the Board of Directors deems necessary or desirable for the administration of the Plan.

The Plan shall be administered such that awards under the Plan shall be deemed to be exempt under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act (“Rule 16b-3”), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended from time to time.

SECTION 4.       SHARES AUTHORIZED FOR ISSUANCE.

4.1           Maximum Number of Shares.  The aggregate number of Shares with respect to which Grants may be awarded to Eligible Directors under the Plan shall not exceed 250,000 Shares, subject to adjustment as provided in Section 4.2 below, plus that number of Shares equal to the aggregate number of Shares credited to each Eligible Director’s Stock Unit Account as a result of transfers of stock units from the Prior Plan pursuant to Section 9.10.  If any Unit or Option is settled in cash or is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit or Option shall again be available for Grants hereunder.  [As of March 11, 2005, the shares available for issuance under the Plan were adjusted  pursuant to Section 4.2 as a result of the Company’s 2005 2-for-1 stock split.  As of February 17, 2006, the shares available for issuance under the Plan were adjusted pursuant to Section 4.2 as a result of the Company’s 2006 2-for-1 stock split.]

4.2           Adjustment for Corporate Transactions.  In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board of Directors shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units and Options and the exercise price thereof that have been, or may be, granted under the Plan.  Additionally, the Board of Directors may make provisions for a cash payment to an Eligible Director; to the extent any amount constitutes “deferred compensation” within the meaning of Section 409A, no such provision shall change the timing or form of payment of such amount unless such changes are permitted under Section 409A.

SECTION 5.       UNIT GRANTS.

5.1           Unit Awards.  Each Eligible Director (other than any Eligible Director who has received an award under the Prior Plan) who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded 6,000 Units on such date (or such other number of Units as the Board shall determine).  In addition, on the date of each Annual Meeting of Shareholders of the Company occurring after 2000 and during the term of the Plan an eligible Director serving as a Director on such date shall be awarded such number of Units as the Board shall determine.

5.2           Delivery of Shares.  Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in Section 8 or in the award agreement, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the first business day of the month immediately following the termination of such Eligible Director’s service as a Director.  Notwithstanding the foregoing, an Eligible Director may elect that all or a portion of his or her Units shall be payable in cash on the first business day of the month immediately following the termination of such Eligible Director’s service as a Director.  Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date any whole Shares are transferred on the books of the Company to the Eligible Director or the Eligible Director’s beneficiary.  The amount of any cash payment shall be determined by multiplying the number of Units and the number of Units subject to a cash payment election by the Fair Market Value on the last business day preceding the payment date.  Upon the delivery of a Share (or cash with respect to a whole or fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be canceled and be of no further force or effect.  If an award agreement provides for accelerated payment upon acceptance of a position in Government Service, such acceleration shall be made only to the extent permitted under Section 409A (including those provisions relating to compliance with ethics agreements with the Federal Government, ethics laws and conflict of interest laws).

5.3           Dividend Equivalents.  An Eligible Director shall have no rights as a shareholder of the Company with respect to any Units until Shares are delivered to the Director pursuant to this Section 5 hereof; provided that, each Eligible Director shall have the right to receive an amount equal to the dividend per Share for the applicable dividend payment date (which, in the case of any dividend distributable in property other than Shares, shall be the per Share value of such dividend, as determined by the Company for purposes of income tax reporting) times the number of Units held by such Eligible Director on the record date for the payment of such dividend (a “Dividend Equivalent”).  Each Eligible Director may elect, prior to any calendar year, whether the Dividend Equivalent will be (i) paid in cash, on each date on which dividends are paid to shareholders with respect to Shares; (ii) treated as reinvested in an additional number of Units determined by dividing (A) the cash amount of any such dividend by (B) the Fair Market Value on the related dividend payment date (in which case, such additional Units shall be payable as provided herein); or (iii) deferred and credited to the Eligible Director’s Interest Account pursuant to Section 9.4.

SECTION 6.       UNIT VESTING.

6.1           Service Requirements.  Except as otherwise provided in this Section 6 or Section 8, an Eligible Director shall vest in his or her Units as provided in this Section 6.1.  If an Eligible Director terminates service prior to the completion of three Years of Service as a Director, the number of Shares to be delivered to such Eligible Director in respect of Units granted upon his or her election to the Board shall equal the amount obtained by multiplying 6,000 by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of Unit grant (counting any partial month of service as a full month) and the denominator of which is 36.  If an Eligible Director terminates service prior to the completion of one Year of Service as a Director from the date of Unit grant with respect to any annual grant of Units made hereunder, the number of Shares to be delivered to such Eligible Director in respect of such Unit grant shall equal the amount obtained by multiplying the number of Units subject to such Unit grant by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of the Unit grant (counting any partial month of service as a full month) and the denominator of which is 12.  Notwithstanding the foregoing, and except as provided in Section 6.2, if the Eligible Director terminates service by reason of his/her death, Disability, Retirement, or acceptance of a position in Government Service prior to the completion of the period of service required to be performed to fully vest in any Unit grant, all Shares that are the subject of such Unit grant (or, if elected by the Eligible Director, the value thereof in cash) shall be delivered to such Eligible Director (or the Eligible Director’s beneficiary or estate).

6.2           Six Months’ Minimum Service.  If an Eligible Director has completed less than six consecutive months of service as a Director, all Units held by such Eligible Director shall be immediately forfeited.  If an Eligible Director has completed less than six consecutive months of service from any date on which any annual grant of Units is made, all Units held by such Eligible Director that relate to such annual grant of units shall be immediately forfeited.

6.3           Distribution on Death.  Except as provided in Section 6.2, in the event of the death of an Eligible Director, the Shares corresponding to such Units or, at the election of the Eligible Director’s beneficiary or estate, the Fair Market Value thereof in cash shall be delivered to the beneficiary designated by the Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director’s estate.

SECTION 7.       STOCK OPTIONS.

(a)  Grant.  Subject to the provisions of the Plan, the Board of Directors shall have the authority to award Options to an Eligible Director and to determine (i) the number of Shares to be covered by each Option, (ii) subject to Section 7(b), the exercise price of the Option and (iii) the conditions and limitations applicable to the exercise of the Option.

(b)  Exercise Price.  The exercise price of an Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c)  Exercise.  Each Option shall be exercised at such times and subject to such terms and conditions as the Board of Directors may specify at the time of the award of such Option or thereafter. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Board of Directors have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or its equivalent or, if and to the extent permitted by the Board of Directors by exchanging Shares owned by the Eligible Director (which are not the subject of any pledge or other security interest) either actually or by attestation, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price.

(d) No Eligible Director shall have any rights as a shareholder with respect to any Shares to be issued pursuant to any Option under the Plan prior to the issuance thereof.

SECTION 8.       CHANGE IN CONTROL.

8.1           Immediate Vesting.  Upon the occurrence of a Change in Control, each Eligible Director’s right and interest in Units and Options which have not previously vested shall become vested and nonforfeitable.

8.2           Cash Settlement.  (a) (i) Upon the occurrence of a Change in Control, in lieu of delivering Shares with respect to the Units then held by an Eligible Director, the Company shall pay such Eligible Director, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (x) the number of Shares that are subject to all Units credited to such Eligible Director at the time of the Change in Control multiplied by (y) the Fair Market Value on the date of the Change in Control.

(ii)           Upon the occurrence of a Change in Control, the Company shall pay to each Eligible Director cash in an amount equal to the accrued value of such Eligible Director’s Interest Account.

(b)           Upon the occurrence of a Change in Control, in lieu of delivering Shares with respect to each Option then held by an Eligible Director, the Company shall pay such Eligible Director, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (i) the number of Shares that are subject to each Option held by such Eligible Director at the time of the Change in Control multiplied by (ii) the amount by which the Fair Market Value on the date of the Change of Control exceeds the exercise price of such Option.

(c)           Notwithstanding (a) and (b) above, payment of any amount that constitutes “deferred compensation” under Section 409A shall vest as provided above but payment shall not be accelerated due to the Change in Control unless the Change in Control also satisfies the broadest definition of change in control permitted under Section 409A.

8.3           Definition.  “Change in Control” shall mean the occurrence of any of the following events:

(i)           When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii)           When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph (ii); or

(iii)           The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to a Director if the Director is part of a “group”, within the meaning of Section 13(a)(3) of the Exchange Act as in effect on the effective date of the Change in Control transaction.  In addition, for purposes of the definition of “Change in Control” a person engaged in the business as an underwriter of securities shall not be deemed to be a “beneficial owner” of, or to “beneficially own”, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

For purposes of this Section 8.3, the term Holding Company means an entity that becomes a holding company for the Company or its business as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of Common Stock and the combined voting power of the outstanding voting securities, respectively, of the Company immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding voting stock.

SECTION 9.       DEFERRED COMPENSATION PROGRAM.

9.1           Election to Defer.  On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account or an Interest Account.  Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any part of his or her Compensation payable for the portion of such calendar year following such election period.

9.2           Method of Election.  A deferral election shall be made by written notice filed with the Corporate Secretary of the Company.  Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company.  Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter. Amounts credited to the Eligible Director’s Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan.  An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

9.3           Investment Election.  At the time an Eligible Director elects to defer receipt of Compensation pursuant to Section 9.1, the Eligible Director shall designate in writing the portion of such Compensation, stated as a whole percentage, to be credited to the Interest Account (or such other account as may be established from time to time by the Committee) and the portion to be credited to the Stock Unit Account.  If an Eligible Director fails to notify the Corporate Secretary as to how to allocate any Compensation between the Accounts, 100% of such Compensation shall be credited to the Interest Account.  By written notice to the Corporate Secretary of the Company, an Eligible Director may change the manner in which the Compensation payable with respect to services rendered after the end of such calendar year are allocated among the Accounts.

9.4           Dividend Equivalents.  In addition to the deferral of Compensation permitted under Section 9.1, an Eligible Director may elect, in the manner and at the time described in Section 5.3, to have Dividend Equivalents payable in respect of his or her Units credited to his or her Interest Account in the manner and at the time described in such Section 5.3.

9.5           Interest Account.  Any Compensation allocated to the Interest Account shall be credited to the Interest Account as of the date such Fees would have been paid to the Eligible Director.  Any amounts credited to the Interest Account shall be credited with interest at the same rate and in the manner in which interest is credited under the Fixed Investment Fund (or, if such fund no longer exists, the fund with the investment criteria most clearly comparable to that of such Fund) under the Aetna Inc. Incentive Savings Plan (or any successor thereto).

9.6           Stock Unit Account.  Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the date the Fees then being allocated to the Stock Unit Account would otherwise have been paid.  Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down.  Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Units in the Eligible Director’s Stock Unit Account shall be increased by the number of Units determined by dividing (i) the product of (A) the number of Units in the Eligible Director’s Stock Unit Account on the related dividend record date, and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting), by (ii) the Fair Market Value on the related dividend payment date.  In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director’s Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the Eligible Director’s Stock Unit Account on the related dividend record date, and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share.

9.7           Distribution Election.  At the time an Eligible Director makes a deferral election pursuant to Section 9.1, the Eligible Director shall also file with the Corporate Secretary of the Company a written election ( a “Distribution Election”) with respect to whether:

(i) the aggregate amount, if any, credited to the Interest Account at any time and the value of any Units credited to the Stock Unit Account shall be distributed in cash, in Shares or in a combination thereof at the election of the Director;

(ii) such distribution shall commence on the first business day of the calendar month following the date the Eligible Director ceases to be a Director or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a Director; and

(iii) such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten) as the Eligible Director may designate.

The amount of any installment payment shall be determined by multiplying the amount credited to the Accounts of an Eligible Director immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid.  An Eligible Director may change the timing or form of distribution under (ii) or (iii) above only if such change:  (I) is made at least twelve (12) months before the distribution otherwise would be made, (II) does not take effect until twelve (12) months after it is made, (III) delays commencement of the distribution by at least five (5) years, and (IV) otherwise complies with the requirements of Section 409A.

9.8           Financial Hardship Withdrawal.  If an Eligible Director experiences an “unforeseeable emergency” as defined in Section 409A, the Eligible Director may submit to the Corporate Secretary of the Company a written request for a distribution, including such documentation as the Committee may request.  The Committee shall review the request and make a determination approving or denying the requested distribution.  If approved, distribution shall be made on the first business day of the month following the approval and shall be limited to such amount as is reasonably necessary to alleviate the Eligible Director’s emergency need, taking into account other assets available to the Director to the extent required by Section 409A.

9.9           Timing and Form of Distributions.  Any distribution to be made hereunder, whether in the form of a lump sum payment or installments, following the termination of an Eligible Director’s service as a Director shall commence in accordance with the Distribution Election made by the Eligible Director pursuant to Section 9.7.  If an Eligible Director fails to specify a form of payment for a distribution in accordance with Section 9.7, the distribution from the Interest Account shall be made in cash and the distribution from the Stock Unit Account shall be made in Shares.  If an Eligible Director fails to specify in accordance with Section 9.7 a commencement date for a distribution or whether such distribution shall be made in a lump sum payment or a number of installments, such distribution shall be made in a lump sum payment and commence on the first business day of the month immediately following the date on which the Eligible Director ceases to be a Director.  In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such Distribution Election shall have been paid.

9.10          Effect on Prior Plan.  Subject to approval of the Company’s sole shareholder and the consummation of the transactions contemplated by the Merger Agreement, the amounts standing to the credit of each Eligible Director’s stock unit account under the Prior Plan shall be transferred to the Plan and credited to the Eligible Director’s Stock Unit Account.  Any elections in effect under such Prior Plan shall be deemed to be an election made pursuant to and in accordance with the terms of this Section 9 unless and until the Eligible Director elects to change such elections in accordance with the provisions of this Section 9.

SECTION 10.     UNFUNDED STATUS.

The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan.  A Unit represents a contractual obligation of the Company to deliver Shares or pay cash to a Director as provided herein.  The Company has not segregated or earmarked any Shares or any of the Company’s assets for the benefit of a Director or his/her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so.  The Director and his/her beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to a Director’s Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor.  Units shall not be deemed to constitute options or rights to purchase Stock.

SECTION 11.     AMENDMENT AND TERMINATION.

The Plan may be amended at any time by the Board of Directors, provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company increase the number of Shares which may be awarded under the Plan.  The Plan shall terminate on April 30, 2010.  Notwithstanding the foregoing, no amendment or termination of the Plan shall materially and adversely affect any rights of any Director under any Grant made pursuant to the Plan.  Unless the Board otherwise specifies at the time of such termination, a termination of the Plan will not result in the distribution of the amounts credited to an Eligible Director’s Accounts.

SECTION 12.     OTHER STOCK-BASED AWARDS.

The Board of Directors shall have authority to grant to Eligible Directors an “Other Stock-Based Award”, which shall consist of any right which is (i) not a Grant described in Sections 5 or 7 above and (ii) a Grant of Shares or a Grant denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares ), as deemed by the Board of Directors to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Board of Directors, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable award agreement, the Board of Directors shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 13.     GENERAL PROVISIONS.

13.1          No Right to Serve as a Director.  This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

13.2           Construction of the Plan.  The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

13.3           No Right to Particular Assets.  Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons.  Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company’s creditors.  To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

13.4           Listing of Shares and Related Matters.  If at any time the Board of Directors shall determine that listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for.

13.5           Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not effect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

13.6           Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

13.7           Nontransferability.  No Grant may be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director’s death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

13.8           Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

13.9           409A Compliance.  All awards granted under the Plan are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A and the provisions of the Plan, and any awards granted under the Plan shall be construed in a manner consistent therewith.  In addition, notwithstanding any other provision of this Plan or an award agreement to the contrary, the Company will not pay or accelerate the payment of any amount that constitutes “deferred compensation” within the meaning of Section 409A, in violation of Section 409A.  To the extent any amount of “deferred compensation” as defined in Section 409A would otherwise vest and become payable upon a Change in Control or upon a Disability, as provided herein or in an award agreement, any such award shall vest as so provided but payment shall not be accelerated unless the Change in Control or the Disability also satisfies the broadest definition of change in control or disability (as the case may be) permitted under Section 409A.

Any amount that constitutes “deferred compensation” within the meaning of Section 409A and is payable under the Plan solely by reason of an Eligible Director’s termination or cessation of service as a Director shall be payable as soon as, and no later than, the Eligible Director experiences a “separation from service” within the meaning of Section 409A.